                                                                   EXHIBIT 10.15


                                 LOAN AGREEMENT


         THIS AGREEMENT is made as of March 31, 1997, between LEGEND PROPERTIES, INC., as Borrower, and RGI HOLDINGS, INC., as Lender.

         SECTION 1.  THE CREDIT.

                 1.1 AGREEMENT TO LEND. Lender agrees on the terms and conditions of this Agreement to make loans ("LOANS") to Borrower during the period beginning on the date of this Agreement and ending December 31, 1997 (the "COMMITMENT PERIOD") in the aggregate principal sum of $8,500,000 (the "COMMITMENT").

                 1.2 MANNER OF BORROWING. Borrower shall give Lender at least two Business Days' written notice of each borrowing. Each notice shall specify the date of borrowing (which shall be a Business Day) and the amount of the Loan. Every notice of borrowing shall be irrevocable and shall constitute a representation and warranty by Borrower that as of the date of the notice the statements in Section 3 are true and correct and no Default has occurred and is continuing. Subject to the conditions set forth in Section 2, Lender will disburse the Loan by crediting the proceeds to the checking account maintained by Borrower at U.S. Bank of Washington.

                 1.3 REPAYMENT OF PRINCIPAL. Borrower shall repay to Lender the principal of the Loans on or before December 31, 1997.

                 1.4 INTEREST. Borrower agrees to pay interest on the unpaid principal of the Loans at a per annum rate equal to the Prime Rate plus two percent (2%). Accrued interest on the Loans shall be payable at the same time principal is paid pursuant to Section 1.3 above, except that interest shall be payable on demand after a Default.

                 1.5 PROMISSORY NOTE. The Loans shall be evidenced by and repayable with interest in accordance with a promissory note of Borrower payable to the order of Lender in substantially the form of Exhibit A, dated the date of this Agreement, and in the principal amount of the Commitment (the "NOTE").

                 1.6 PREPAYMENT. Borrower shall have the right to prepay the Loans in whole or in part at any time.

                 1.7  MANNER OF PAYMENTS.

                          (a)  All payments and prepayments of principal and
interest on the Loans and all other amounts payable by Borrower under the Loan Documents shall be made by paying the same in Dollars and in immediately available funds to Lender at 1420

Fifth Avenue, Suite 4200, Seattle, Washington 98101-2333 not later than 10:00 a.m., Seattle time, on the date on which such payment or prepayment shall become due.

                          (b)  Borrower hereby authorizes Lender, if and to the
extent any payment is not promptly made pursuant to the Loan Documents, to charge from time to time against any or all of the accounts of Borrower with Lender or any affiliate of Lender any amount due under the Loan Documents.

                          (c)  All computations of interest and fees shall be
made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

                          (d)  Whenever any payment shall be stated to be due,
or whenever the last day of any interest period would otherwise occur, on a day other than a Business Day, such payment shall be made and the last day of such interest period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest or commitment fees, as the case may be.

                          (e)  Any payment made by Borrower shall be applied,
first, against fees, expenses and indemnities due under the Loan Documents; second, against interest due on amounts in default, if any; third, against interest due on amounts not in default; and fourth against principal.

         SECTION 2.  CONDITIONS OF LENDING.

                 2.1 THE INITIAL LOAN. The obligation of Lender to make the initial Loan is subject to fulfillment of the following conditions.

                          (a)  LOAN DOCUMENTS.  Lender shall have received the
Loan Documents, each duly executed and delivered.

                          (b)  CORPORATE AUTHORITY.  Lender shall have received
in form and substance satisfactory to it (i) a certified copy of a resolution adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and the borrowing hereunder,
(ii) evidence of the authority and specimen signatures of the persons who have signed this Agreement and who will sign the other Loan Documents on behalf of Borrower, and (iii) such other evidence of corporate authority as Lender shall reasonably require.

                          (c)  REAL PROPERTY SECURITY.  Lender shall have
received evidence satisfactory to it in form and substance concerning the perfection and priority of its Lien on the Mortgaged Property, including evidence of the due recording of the Deeds of Trust in Virginia, Maryland and California.

                 2.2 EACH LOAN. The obligation of Lender to make any Loan is subject to fulfillment of the following conditions.

                          (a)  NOTICE OF BORROWING.  Lender shall have received
due notice of borrowing pursuant to Section  1.2.

                          (b)  SETTLEMENT OF CLASS ACTION LITIGATION. The class
action litigation filed against Borrower in Delaware relating to the merger of RGI Holdings, Inc. and Borrower shall have been settled and dismissed with prejudice on terms and conditions satisfactory to Lender, provided, however, that Lender may at its sole discretion make Loans to Borrower prior to such settlement and dismissal if Lender is satisfied that sufficient progress is being made toward such a settlement and dismissal. In connection with such settlement and dismissal, Lender shall receive a legal opinion satisfactory to it in form and substance confirming that the merger was validly entered into and cannot be contested by the shareholders of Borrower or any other party.

                          (c)  DEFAULTS, ETC.  At the date of the Loan no
Default shall have occurred and be continuing or will occur as a result of the making of the Loan and the representations of Borrower in Section 3 shall be true on and as of such date with the same force and effect as if made on and as of such date.

                          (d)  OTHER INFORMATION.  Lender shall have received
such other statements, opinions, certificates, documents and information as it may reasonably request with respect to the matters contemplated by the Loan Documents, including the proposed use of each Loan, which use shall be subject to approval by Lender (such approval not to be unreasonably withheld).

         SECTION 3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as follows:

                 3.1 CORPORATE EXISTENCE AND POWER. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, is qualified to do business in each other jurisdiction where the conduct of its business or the ownership of its properties requires such qualification, and has full corporate power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform the Loan Documents.

                 3.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by Borrower of the Loan Documents and any borrowing hereunder have been duly authorized by all necessary corporate action of Borrower, do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of Borrower, do not contravene any law, regulation, rule or order binding on it or its articles of incorporation or bylaws and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected.

                 3.3  [INTENTIONALLY LEFT BLANK]

                 3.4  [INTENTIONALLY LEFT BLANK]

                 3.5  [INTENTIONALLY LEFT BLANK]

                 3.6 FINANCIAL CONDITION. The balance sheet of Borrower as at December 31, 1996, and the related statements of income and cash flows of Borrower for the fiscal year then ended, copies of which have been furnished to Lender, fairly present the financial condition of Borrower as at such date and the results of operations of Borrower for the period then ended, all in accordance with generally accepted accounting principles consistently applied. Borrower did not have on such date any material contingent liabilities, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in that balance sheet and in the notes to those financial statements and since that date there has been no material adverse change in the financial condition or operations of Borrower.

                 3.7 TITLE AND LIENS. Borrower has good and marketable title to each of the properties and assets reflected in its balance sheet referred to in Section 3.6 except such as have been since sold or otherwise disposed of in the ordinary course of business. No assets or revenues of Borrower are subject to any Lien except as required or permitted by this Agreement or disclosed in the balance sheet referred to in Section 3.6 or otherwise previously disclosed to Lender in writing. All properties of Borrower and Borrower's use thereof comply with applicable zoning and use restrictions and with applicable laws and regulations relating to the environment.

                 3.8 TAXES. Borrower has filed all tax returns and reports required of it, has paid all Taxes which are due and payable, and has provided adequate reserves for payment of any Tax whose payment is being contested. The charges, accruals and reserves on the books of Borrower in respect of Taxes for all fiscal periods to date are accurate and there are no questions or disputes between Borrower and any Governmental Authority with respect to any Taxes except as disclosed in the balance sheet referred to in Section 3.6 or otherwise previously disclosed to Lender in writing.

                 3.9 OTHER AGREEMENTS. Borrower is not in material breach of or default under any agreement to which it is a party or which is binding on it or any of its assets.

                 3.10 ERISA. Since the effective date of ERISA, no Plan or trust thereunder has been terminated, has engaged in any "prohibited transactions" (as defined in ERISA), or has incurred any "accumulated funding deficiency" (as defined in ERISA) whether or not waived, and there has been no "reportable event" (as defined in ERISA) with respect to any Plan.

                 3.11 LIEN PRIORITY. On the date of each Loan, Lender will have as security for such Loan a perfected Lien in the Mortgaged Property and in the personal property and fixtures described in the Deeds of Trust, subject only to prior liens and encumbrances approved by Lender ("Permitted Exceptions").

         SECTION 4. AFFIRMATIVE COVENANTS. So long as Lender shall have any Commitment hereunder and until payment in full of the Loans and performance of all other obligations of Borrower under the Loan Documents, Borrower agrees to do all of the following unless Lender shall otherwise consent in writing.

                 4.1 USE OF PROCEEDS. Use the proceeds of the Loans exclusively for working capital or other general corporate purposes, including refinancing previous short-term advances made by Lender to Borrower in the aggregate principal amount of $2,600,000.

                 4.2 PAYMENTS. Pay the principal of and interest on the Loans in accordance with the terms of this Agreement and will pay when due all other amounts payable by Borrower under the Loan Documents.

                 4.3 PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary or advisable in view of the business and operations of Borrower or the ownership of its properties.

                 4.4  [INTENTIONALLY LEFT BLANK]

                 4.5  [INTENTIONALLY LEFT BLANK]

                 4.6  [INTENTIONALLY LEFT BLANK]

                 4.7  [INTENTIONALLY LEFT BLANK]

                 4.8  [INTENTIONALLY LEFT BLANK]

                 4.9  [INTENTIONALLY LEFT BLANK]

                 4.10  [INTENTIONALLY LEFT BLANK]

                 4.11 NOTIFICATION. Promptly after learning thereof, notify Lender of (a) any action, proceeding, investigation or claim against or affecting Borrower instituted before any court, arbitrator or Governmental Authority or, to Borrower's knowledge threatened to be instituted, which if determined adversely to Borrower would be likely to have a material adverse effect on the financial condition or operations of Borrower, or to impair Lender's Lien on Collateral or Borrower's rights therein, or to result in a judgment or order against Borrower (in excess of insurance coverage) for more than $100,000 or, when combined with all other pending or threatened claims, more than $1,000,000; (b) any substantial dispute between Borrower and any Governmental Authority; (c) any labor controversy which has resulted in or, to Borrower's knowledge, threatens to result in a strike which would materially affect the business operations of Borrower; (d) any "reportable event" (as defined in ERISA) with respect to any Plan; and (e) the occurrence of any Default.

                 4.12 ADDITIONAL PAYMENTS; ADDITIONAL ACTS. From time to time, (a) pay or reimburse Lender on request for all expenses, including legal fees, actually incurred by Lender in connection with the preparation of the Loan Documents and the making of the Loans or the enforcement by judicial proceedings or otherwise of any of the rights of Lender under the Loan Documents; (b) obtain and promptly furnish to Lender evidence of all such Government Approvals as may be required to enable Borrower to comply with its obligations under the Loan Documents; and (c) execute and deliver all such instruments (such as Uniform Commercial Code continuation statements) and perform all such other acts as Lender may reasonably request to carry out the transactions contemplated by the Loan Documents and to maintain the continuous perfection and priority of Lender's Lien on all Collateral.

         SECTION 5. NEGATIVE COVENANTS. So long as Lender shall have any Commitment hereunder and until payment in full of the Loans and performance of all other obligations of Borrower under the Loan Documents, Borrower agrees that it will not do any of the following unless Lender shall otherwise consent in writing.

                 5.1 DIVIDENDS, PURCHASE OF STOCK, ETC. Declare or pay any dividend (except dividends payable in its capital stock) on any shares of any class of its capital stock or apply any assets to the purchase, redemption or other retirement of, or set aside any sum for the payment of any dividends on or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of Borrower.

                 5.2 LIQUIDATION, MERGER, SALE OF ASSETS. Liquidate, dissolve or enter into any merger, consolidation, joint venture, partnership or other combination nor sell, lease, or dispose of all or any substantial portion of its business or assets or of any Collateral (excepting sales of properties in the ordinary course of business).

                 5.3 INDEBTEDNESS. Create, incur or become liable for any Indebtedness except (a) the Loans, (b) existing Indebtedness reflected on the balance sheet referred to in Section 3.6 or otherwise previously disclosed to Lender in writing (except any renewal or extension of such Indebtedness or any portion thereof to a date on or before the final maturity of any Loans), (c) current accounts payable or accrued, incurred by Borrower in the ordinary course of business, and (d) Indebtedness for the deferred purchase price, or for obligations under leases, of real or personal property used by Borrower in its business, but not exceeding the aggregate sum of $500,000 at any time.

                 5.4 GUARANTIES, ETC. Assume, guaranty, endorse or otherwise become directly or contingently liable for, nor obligated to purchase, pay or provide funds for payment of, any obligation or Indebtedness of any other person, except by endorsement of negotiable instruments for deposit or collection or by similar transactions in the ordinary course of business.

                 5.5  LIENS.  Create, assume or suffer to exist any Lien except
(a) Liens in favor of Lender, (b) existing Liens reflected in the balance sheet referred to in Section 3.6 or otherwise previously disclosed to Lender in writing, (c) involuntary Liens, and (d) Liens to secure Indebtedness permitted by Section 5.3(d) for the deferred price of property, but only if they are limited to such property and its proceeds and do not exceed 80% of the fair market value thereof.

         SECTION 6.  EVENTS OF DEFAULT.

                 6.1 EVENTS OF DEFAULT DEFINED. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT."

                          (a)  PAYMENT DEFAULT.  Borrower shall fail to pay for
a period of ten (10) days after the date when due any amount of principal of or interest on the Loans or any other amount payable by it under the Loan Documents; or

                          (b)  BREACH OF WARRANTY.  Any representation or
warranty made or deemed made by Borrower under or in connection with the Loan Documents shall prove to have been incorrect in any material respect when made; or

                          (c)  BREACH OF CERTAIN COVENANTS.  Borrower shall
 fail to have complied with any provision of Section  4.11 or Section 5; or

                          (d)  BREACH OF OTHER COVENANT.  Borrower shall fail
to perform or observe any other covenant, obligation or term of any Loan Document and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to Borrower by Lender; or

                          (e)  CROSS-DEFAULT.  Borrower shall fail (i) to pay
when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any Indebtedness in an amount in excess of $500,000 (except any Loans) or any interest or premium thereon and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) to perform any term or covenant on its part to be performed under any agreement or instrument relating to any such Indebtedness and required to be performed and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform is to accelerate or to permit the acceleration of the maturity of such Indebtedness, or (iii) any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by regularly scheduled required prepayment) prior to the stated maturity thereof; or

                          (f)  VOLUNTARY BANKRUPTCY, ETC.  Borrower shall: (i)
file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Title 11 of the United State Code, as now constituted or hereafter amended; or (ii) file such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America or any State thereof or of any other country to jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

                          (g)  INVOLUNTARY BANKRUPTCY, ETC.  An order for
relief shall be entered against Borrower under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed adjudging it a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors; or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of it or of any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs; or upon the expiration of 120 days after the filing of any involuntary petition against it seeking any of the relief specified in Section 6.1(f) or this Section 6.1(g) without the petition being dismissed prior to that time; or

                          (h)  INSOLVENCY, ETC.  Borrower shall (i) make a
general assignment for the benefit of its creditors or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of its property, or (iii) admit its insolvency or inability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or (v) take any action (or suffer any action to be taken by its director or shareholders) looking to the dissolution or liquidation of Borrower; or

                          (i)  JUDGMENT.  A final judgment or order for the
payment of money in excess of $100,000, or which impairs Lender's Lien on Collateral or Borrower's rights therein, shall be rendered against Borrower and such judgment or order shall continue unsatisfied and in effect for a period of 10 consecutive days; or

                          (j)  INVOLUNTARY LIENS.  Any involuntary Lien in the
sum of $100,000 or more shall attach to any asset or property of Borrower which is not discharged within 60 days after such attachment or within 30 days after notice from Lender, whichever first occurs; or

                          (k)  FAILURE TO SETTLE CLASS ACTION LITIGATION.  The
class action litigation described in Section 2.2(b) hereof shall not have been fully settled and dismissed with prejudice (without any further right of appeal) on terms and conditions satisfactory to Lender on or before June 30, 1997.

                          (l)  EXTRAORDINARY SITUATION.  An extraordinary
situation shall occur which gives Lender reasonable grounds to believe that Borrower may not, or will be unable to, perform or observe in the normal course its obligations under the Loan Documents; or

                          (m)  ERISA.  A Plan or any trust thereunder shall be
terminated (or proceedings shall be instituted to terminate it) or shall engage in a "prohibited transaction" (as defined in ERISA) or incur any "accumulated funding deficiency" (as defined in ERISA) in excess of $100,000, whether or not waived; or any Indebtedness of Borrower in excess of that amount to or with respect to a Plan shall not be paid when due.

                 6.2 CONSEQUENCES OF DEFAULT. If any Event of Default shall occur and be continuing, then in any such case and at any time thereafter so long as any such Event of Default shall be continuing, Lender may at its option immediately terminate the Commitment and, if any Loans shall have been made, Lender may at its option declare the principal of and the interest on the Loans and all other sums payable by Borrower under the Loan Documents to be immediately due and payable, whereupon the same shall become immediately due and payable without protest, presentment, notice or demand, all of which Borrower expressly waives.

         SECTION 7.  MISCELLANEOUS.

                 7.1 NO WAIVER; REMEDIES CUMULATIVE. No failure by Lender to exercise, and no delay in exercising, any right, power or remedy under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The exercise of any right, power, or remedy shall in no event constitute a cure or waiver of any Event of Default nor prejudice the right of Lender in the exercise of any right hereunder or thereunder, unless in the exercise of such right, all obligations of Borrower under the Loan Documents are paid in full. The rights and remedies provided herein and therein are cumulative and not exclusive of any right or remedy provided by law.

                 7.2 GOVERNING LAW. The Loan Documents shall be governed by and construed in accordance with the laws of the State of Washington (excluding its conflict of laws rules).

                 7.3 CONSENT TO JURISDICTION. Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to any Loan Document and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing herein shall impair the right of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction, and Borrower irrevocably submits to the nonexclusive jurisdiction of the appropriate courts of the jurisdiction in which Borrower is incorporated, sitting in any place where property or an office of Borrower is located.

                 7.4 NOTICES. All notices and other communications provided for in the Loan Documents shall be in writing or (unless otherwise specified) by telex, telegram or telephonic facsimile transmission and shall be mailed (with air mail postage prepaid) or sent by air courier (with air freight prepaid) or delivered to each party at the address set forth under its name on the signature page hereof, or at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise specified, all such notices and communications if duly given or made shall be effective upon receipt.

                 7.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective Successors and assigns, except that Borrower may not assign or otherwise transfer all or any part of its rights or obligations hereunder without the prior written consent of Lender, and any such assignment or transfer purported to be made without such consent shall be ineffective. Lender may at any time assign or otherwise transfer all or any part of its interest under the Loan Documents (including assignments for security and sales of participations), and to the extent of such assignment, the assignee shall have the same rights and benefits against Borrower and otherwise under the Loan Documents (including the right of setoff) as if such assignee were Lender.

                 7.6 SEVERABILITY. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                 7.7 CONDITIONS NOT FULFILLED. If the Commitment or any portion thereof is not borrowed owing to nonfulfillment of any condition precedent specified in Section 2, neither Borrower nor

Lender shall be responsible to the other for any damage or loss by reason thereof, except that Borrower shall in any event be liable to pay the fees, Taxes, and expenses for which it is obligated hereunder.

                 7.8 ENTIRE AGREEMENT; AMENDMENT. The Loan Documents comprise the entire agreement of the parties and may not be amended or modified except by written agreement of Borrower and Lender. No provision of any Loan Document may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

                 7.9 HEADINGS. The headings of the various provisions of the Loan Documents are for convenience of reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision thereof.

                 7.10 CONSTRUCTION. In the event of any conflict between the terms, conditions and provisions of this Agreement and those of any other Loan Document, the terms, conditions and provisions of this Agreement shall control.

         SECTION 8.  DEFINITIONS.

                 8.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings, which apply to both the singular and plural forms of the terms defined:

                 "BORROWER" means Legend Properties, Inc., a Delaware corporation, and any Successor.

                 "BUSINESS DAY" means a day on which banks are open for business in Seattle, Washington.

                 "COLLATERAL" means real or personal property subject at any time to a Lien granted by Borrower to secure the Loans.

                 "COMMITMENT" and "COMMITMENT PERIOD" have the meanings defined in Section 1.1.

                 "DEEDS OF TRUST" means the Deeds of Trust on the Mortgaged Property substantially in the form of Exhibit B, and any renewals or extensions thereof or replacements therefor.

                 "DEFAULT" means an Event of Default or other event which, with notice or lapse of time or both, would constitute an Event of Default.

                 "DOLLAR" and the sign "$" each means lawful money of the United States.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "EVENT OF DEFAULT" has the meaning defined in Section  6.1.

                 "GUARANTY" means the Guaranty substantially in the form of Exhibit C, and any renewals or extensions thereof or replacements therefor.

                 "INDEBTEDNESS" means for any person (i) all items of indebtedness or liability (except capital, surplus, deferred credits and reserves, as such) which would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date as of which indebtedness is determined, (ii) indebtedness secured by any Lien, whether or not such indebtedness shall have been assumed, (iii) any other indebtedness or liability for borrowed money or for the deferred purchase price of property or services for which such person is directly or contingently liable as obligor, guarantor, or otherwise, or in respect of which such person otherwise assures a creditor against loss, and (iv) any other obligations of such person under leases which shall have been or should be recorded as capital leases.

                 "LENDER" means RGI Holdings, Inc., a Washington corporation, and any Successor.

                 "LIEN" means, for any person, any security interest, pledge, mortgage, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary lien upon or affecting the revenues of such person or any real or personal property in which such person has or hereafter acquires any interest, except (i) liens for Taxes which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof; (ii) liens imposed by law (such as mechanics' liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof; and (iii) deposits or pledges under workmen's compensation, unemployment insurance, social security or other similar laws or made to secure the performance of bids, tenders, contracts (except for repayment of borrowed money), or leases, or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance or other similar bonds given in the ordinary course of business.

                 "LOAN" means a loan made by Lender to Borrower pursuant to
Section  1.

                 "LOAN DOCUMENT" means each of this Agreement, the Note, the Guaranty and the Deeds of Trust, as each thereof shall be from time to time modified, amended, or supplemented.

                 "MORTGAGED PROPERTY" means the real property described in Exhibit A to the Deeds of Trust.

                 "NOTE" means a promissory note of Borrower substantially in the form of Exhibit A, and any renewal or extension thereof or replacement therefor.

                 "PLAN" means an "employee benefit pension plan" (as defined in ERISA) which is (i) maintained by Borrower or by any other member of a controlled group ("Controlled Group") which together with Borrower are treated as a single employer under the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) covered by Title IV of ERISA or subject to minimum funding standards under the Code and maintained pursuant to a collective bargaining agreement or other multi-employer arrangement under which Borrower or any other member of a Controlled Group is making or accruing the obligation to make contributions or has made contributions during the preceding five plan years.

                 "PRIME RATE" means on any day the prime rate as published in the Wall Street Journal by Dow Jones & Company, Inc., changing as such prime rate changes, provided, however, that after an Event of Default it shall mean said prime rate plus four percent (4%).

                 "SUCCESSOR" means, for any corporation or banking association, any successor by merger or consolidation, or by acquisition of substantially all of the assets of the predecessor.

                 "TAX" means for any person any tax, assessment, duty, levy, impost or other charge imposed by any Governmental Authority on such person or on any property, revenue, income, or franchise of such person and any interest or penalty with respect to any of the foregoing.

                 8.2  CONSOLIDATED SUBSIDIARIES.  All references in Section
Section 3.6 and 4.10 to financial statements of Borrower, and all references to Borrower in Section Section 5 and 6, refer to Borrower and its consolidated subsidiaries on a consolidated basis.

                 8.3 OTHER ACCOUNTING TERMS. Except as otherwise provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted United States accounting principles consistently applied.

                 ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.


BORROWER:                              LENDER:
LEGEND PROPERTIES, INC.                RGI HOLDINGS, INC.


/s/ RAYMOND J. WHITTY                  /s/ KENNETH L. UPTAIN
----------------------------           ------------------------------
By: Raymond J. Whitty                  By: Kenneth L. Uptain
Its: Treasurer                         Its: President

Address:                               Address:
1420 Fifth Avenue                      1420 Fifth Avenue
42nd Floor                             42nd Floor
Seattle, Washington 98101-2333         Seattle, Washington 98101-2333
Attn: Raymond J. Whitty                Attn: Kenneth L. Uptain
Fax: 206-464-0800                      Fax: 206-448-0404